                                                  Exhibit 23.1



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 13, 1995, which appears on page 57 of the 1994 Annual Report to Shareholders of NationsBank Corporation, which is incorporated by reference in NationsBank Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.


/s /Price Waterhouse LLP

PRICE WATERHOUSE LLP
Charlotte, North Carolina
June 29, 1995